Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	March 31, 2017

BUTLER NATIONAL CORPORATION APPOINTS TAD MCMAHON AS CFO

OLATHE, KANSAS, March 31, 2017 – Butler National Corporation (OTCQB: BUKS), a leading manufacturer and provider of support systems for commercial and military aircraft and a recognized provider of management services in diverse business groups including the gaming industry, today announced that its Board of Directors appointed Tad McMahon as Chief Financial Officer for the Corporation.

"Mr. Tad McMahon, CPA, has accepted the responsibility as CFO of Butler National. Tad brings a strong accounting background with many years of accounting experience in both public and private industry accounting. Craig Stewart will continue in his current role as President of Aerospace and provide corporate guidance into the future," said President and Chief Executive Officer, Clark D. Stewart.

Mr. McMahon, age 49, is an accounting graduate of the University of Northern Iowa.  He has over twenty-five years of public and private accounting experience.  Mr. McMahon has been with the Corporation for eight years and is familiar with the company processes and controls.

About Butler National Corporation:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of Butler National Corporation that are not historical in nature, or that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").  Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions.  Forward-looking statements are not guarantees of future performance or results.  They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to Butler National Corporation's Annual Report on Form 10- K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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